UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2009

Health Discovery Corporation
 (Exact name of registrant as specified in charter)

Georgia	333-62216	74--3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite #601, Savannah, GA  31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2009, Health Discovery Corporation (the “Company”) issued a secured promissory note (the “Promissory Note”) to Joseph McKenzie, a director and long term shareholder of the Company, for $500,000. The Promissory Note contains an 8% annual interest rate and is due on January 4, 2010.  The Promissory Note is completely repayable by the Company at any time without any related fees or penalties, and payment on the Promissory Note may be accelerated by the holder upon an Event of Default (as such term is defined in the Promissory Note).  The Promissory Note is secured by certain intellectual property and other assets of the Company as more fully described on Exhibit A of the Promissory Note.  The proceeds of the Promissory Note will be used for general working capital purposes. This short term debt financing is intended to serve as a bridge to anticipated future licensing revenues in a manner which is not dilutive to shareholders. A copy of the Promissory Note is attached hereto as Exhibit 99.1.

This Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 12E of the Securities Exchange Act of 1934, including or related to our future results and certain projections. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate, and we may not realize the results contemplated by the forward-looking statement. In light of the significant uncertainties inherent in the forward-looking information included in this Report, you should not regard the inclusion of such information as our representation that we will achieve any strategy, objective or other plans. These risks and uncertainties include, among others, the failure to successfully achieve the milestones in our contracts, as well as the risks and uncertainties described in “Risk Factors” section to our Annual Report for the fiscal year ended December 31, 2008, filed on March 31, 2009.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

99.1	Secured Promissory Note by the Company in favor of Joseph McKenzie

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: July 7, 2009	By:	/s/ Stephen D. Barnhill, M.D.
Stephen D. Barnhill, M.D.
Chief Executive Officer

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